UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2006

EURASIA ENERGY LIMITED

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-50608

(Commission File Number)

98-0414501

(I.R.S. Employer Identification Number)

Downiehills, Blackhills, Peterhead

Aberdeenshire, AB42 3LB, U.K., Scotland

(Address of principal executive offices, including zip code)

+44 (0) 7881 814431

(Registrant's telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01 – Other Events

Eurasia Named in Lawsuit

Eurasia and its Chief Executive Officer, Nicholas W. Baxter have been named in a law suit commenced in the Court of Session in Edinburgh, Scotland.  Eurasia and Mr. Baxter have been sued by Arawak Energy Corporation (“Arawak”) and its wholly owned subsidiary, Commonwealth Oil & Gas Company Limited (“Commonwealth”).  Mr. Baxter was a director of Arawak until May 5, 2003.  Mr. Baxter was periodically a director of Commonwealth until February, 2006.  Eurasia is not associated with or connected to Arawak or Commonwealth in any business or contractual context.  Arawak and Commonwealth allege that in the course of his directorship, Mr. Baxter breached his fiduciary duty as a director and accessed and used confidential information relating to Arawak and Commonwealth oil and gas properties in Azerbaijan for the purpose of securing Eurasia’s MOU for its Block in Azerbaijan.  Eurasia has been made a party to the action as an alleged knowing recipient of confidential information and of a commercial opportunity diverted to it in breach of fiduciary duty.  Arawak and Commonwealth are seeking US$17.2 million in damages from Mr. Baxter, a declaration that Eurasia holds its MOU in trust for the benefit of Arawak and Commonwealth and an accounting of profits up to US$100 million or alternatively damages against Mr. Baxter and Eurasia for breach of confidence in the same amount.  Eurasia and Mr. Baxter have retained joint counsel and will be filing an appearance and defense in due course.

The allegations of misappropriation of confidential information by Mr. Baxter and Eurasia and of breach of fiduciary duty by Mr. Baxter with the knowledge of Eurasia are completely rejected both on the facts and on the law.  Unfortunately, this action serves to malign both the character of Eurasia’s management and the integrity of our project in Azerbaijan.  Eurasia will aggressively defend the action by Arawak and Commonwealth while continuing to advance its interests in Azerbaijan with the negotiation and execution of the ERDPSA.  Eurasia has sufficient cash on hand to finance all of its development work in Azerbaijan and to pay the costs associated with the Arawak/Commonwealth lawsuit.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(a)

Financial Statements of Business(es) Acquired

Not Applicable

(b)

Pro forma Financial Information

Not Applicable

(c)

Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EURASIA ENERGY LIMITED

Per:

/s/Gerald R. Tuskey

Gerald R. Tuskey,

C.F.O. and Director